Exhibit 99.1

New Mountain Finance Corporation Announces Promotions

NEW YORK--(BUSINESS WIRE)--January 3, 2013--New Mountain Finance Corporation (NYSE: NMFC) (the “Company” or “NMFC”) announced today a number of key promotions that the Company believes will strengthen the overall organization and position it well for the future. John Kline, a Managing Director of New Mountain Capital, L.L.C., has been named as Executive Vice President and Chief Operating Officer of NMFC. David M. Cordova, formerly the BDC Finance Director of NMFC, has been promoted to Chief Financial Officer and Treasurer of NMFC, succeeding Adam B. Weinstein, who will be promoted to an oversight role of Executive Vice President and Chief Administrative Officer of NMFC, as previously planned, in addition to sitting on the Board of Directors of NMFC.

“John has been an important and dedicated member of the NMFC team since New Mountain began its credit business back in 2008,” said Robert A. Hamwee, Chief Executive Officer and President of NMFC. “He has provided tremendous value for our firm since our initial public offering and is well deserving of his new role.”

“I have tremendous confidence in David’s ability to lead the day-to-day finance organization at NMFC,” said Mr. Weinstein. “As previously scheduled, my role as the CFO of NMFC was temporary, given my role as the Co-Chief Financial Officer of New Mountain Capital, L.L.C. We have built a very strong dedicated finance and operations organization under David including a number of key individuals who have been with the organization for a number of years."

About New Mountain Finance Corporation

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company used all of the proceeds from its initial public offering as well as the proceeds from its concurrent private placement to acquire common membership units from New Mountain Finance Holdings, L.L.C. The investment objective of New Mountain Finance Holdings, L.L.C. is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. In some cases, investments may include small equity interests. New Mountain Finance Holdings, L.L.C.'s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

About New Mountain Capital, L.L.C.

New Mountain Capital, L.L.C is a New York-based private equity firm investing for long-term capital appreciation through direct investments in growth equity transactions, leveraged acquisitions, and management buyouts. The firm currently manages private and public equity funds with approximately $9.0 billion in aggregate capital commitments. New Mountain Capital, L.L.C. seeks out the highest-quality defensive growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, L.L.C., please visit www.newmountaincapital.com.

Forward-Looking Statements

Statements included herein may contain "forward-looking statements," which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publically update or revise any forward-looking statements made herein. All forward-looking statements speak only as of the time of this press release.

CONTACT:
New Mountain Finance Corporation
Adam Weinstein, 212-220-4247
EVP and Chief Administrative Officer